As filed with the Securities and Exchange Commission on November 14, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UroGen Pharma Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	98-1460746
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Alexander Park Drive, 4th Floor Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

2017 Equity Incentive Plan

(Full titles of the plans)

UroGen Pharma Ltd.

Jason Smith

General Counsel

400 Alexander Park Drive, 4th Floor

Princeton, New Jersey 08540

Telephone: +1 (646) 768-9780

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Charles J. Bair

Asa M. Henin

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

+1 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

INCORPORATION BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. The Registrant previously registered its Ordinary Shares for issuance under the Registrant’s 2017 Equity Incentive Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on June  27, 2017 (File No. 333-218992), February 9, 2018 (File No. 333-222955), October 12, 2018 (File No.  333-227812), August 10, 2020 (File No.  333-243750), August 5, 2021 (File No.  333-258496) and August 11, 2022 (File No. 333-266761). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1	Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 6-K, furnished to the Securities and Exchange Commission on May 18, 2017).

5.1	Opinion of Erdinast Ben Nathan, Toledano & Co. With Hamburger Evron, Israeli counsel to the Registrant, as to the validity of the Registrant’s Ordinary Shares.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Erdinast Ben Nathan, Toledano & Co. With Hamburger Evron. Reference is made to Exhibit 5.1.

24.1	Powers of Attorney. Reference is made to the signature page hereto.

99.1	UroGen Pharma Ltd. 2017 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 14, 2023).

107	Calculation of Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on November 14, 2023.

UROGEN PHARMA LTD.

By:	/s/ Elizabeth Barrett
Elizabeth Barrett
President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Elizabeth Barrett and Don Kim, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Elizabeth Barrett Elizabeth Barrett	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	November 14, 2023

/s/ Don Kim Don Kim	Chief Financial Officer (Principal Financial and Accounting Officer)	November 14, 2023

/s/ Arie Belldegrun, M.D. Arie Belldegrun, M.D.	Chairman of the Board of Directors	November 14, 2023

/s/ Cynthia M. Butitta Cynthia M. Butitta	Member of the Board of Directors	November 14, 2023

/s/ Fred E. Cohen Fred E. Cohen	Member of the Board of Directors	November 14, 2023

/s/ Stuart Holden Stuart Holden	Member of the Board of Directors	November 14, 2023

/s/ Leana Wen, M.D., M.Sc. Leana Wen, M.D., M.Sc.	Member of the Board of Directors	November 14, 2023

/s/ James A. Robinson, Jr.	Member of the Board of Directors	November 14, 2023
James A. Robinson, Jr.

/s/ Dan Wildman	Member of the Board of Directors	November 14, 2023
Dan Wildman